THIS CONVERTIBLE DEBENTURE NOTE AND THE SHARES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "ACT") OR ANY STATE SECURITIES LAWS AND NEITHER THIS DEBENTURE NOTE, SUCH SHARES, NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF THIS NOTE OR SUCH SHARES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THIS NOTE OR SUCH SHARES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

                        AMERICAN INTERACTIVE MEDIA, INC.
                Floating Rate Convertible Secured Debenture Note

$3,000,000.00                                                   February 3, 1998
                                                              New York, New York

     AMERICAN INTERACTIVE MEDIA, INC., a Nevada corporation, (the "Company") for value received, hereby promises to pay to HOLLINGER DIGITAL, INC. or its designee, with an address at 270 Lafayette Street, New York, New York 10012 or registered assigns (the "Holder"), the principal amount of Three Million and 00/100 ($3,000,000.00) Dollars on the Maturity Date (as defined below), together with all interest on the unpaid principal balance hereof at the rate equal to three and one-half (3.5%) percent per annum in excess of the prime rate as published in the Wall Street Journal from time to time during the term hereof. Interest shall be compounded and shall accrue on the first day of each June and December and on the Maturity Date, each such date being an AInterest Accrual Date" (calculated on the basis of a 360-day year consisting of twelve 30-day months), all as hereafter further provided. This Floating Rate Convertible Secured Debenture Note shall be referred to hereafter as the ANote."

     If, after December 31, 1999, the Company establishes, to the reasonable satisfaction of Holder, the Company's ability to borrow $6,000,000 from an institutional lender on substantially the terms and conditions of this Note but at a lower interest rate than herein set forth, the Company and the Holder shall renegotiate the herein interest rate, on a prospective basis, to a mutually agreeable rate which shall be reflective of the Company's then borrowing ability.

     In no event shall any interest to be paid hereunder exceed the maximum rate permitted by law. In any such event, this Note shall automatically be deemed amended to permit interest charges at an amount equal to, but no greater than, the maximum rate permitted by law.

     This Note is being issued by the Company pursuant to that Securities Purchase Agreement of even date herewith between the Company and Hollinger Digital, Inc. or its designee (the "Securities Purchase Agreement").

     1. Payments.

          (a) Subject to the mandatory conversion provisions of Section 3 (or earlier exercise of the Conversion Right), principal of, and all accrued and unpaid interest on, this Note shall be due and payable in full on the Maturity Date. The "Maturity Date" shall be the date which is the earliest of (i) February 3, 2003 and (ii) the date upon which a Conversion Event is consummated. As used herein, a Conversion Event shall mean an initial public offering of securities of the Company pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

          (b) Interest on this Note shall accrue on each Interest Accrual Date and be payable on the Maturity Date.

          (c) If any Interest Accrual Date or the Maturity Date would fall on a day that is not a Business Day (as defined below), the payment due or to be accrued on such Interest Accrual Date or Maturity Date will be made on the next succeeding Business Day with the same force and effect as if made on the Interest Accrual Date or the Maturity Date, as the case may be. ABusiness Day" means any day which is not a Saturday or Sunday and is not a day on which banking institutions are generally authorized or obligated to close in the City of New York, New York.

          (d) The Company shall not have the right to prepay all or any part of the principal or interest of this Note without the prior written consent of Holder in its discretion. All payments on this Note shall be applied first to accrued interest hereon and the balance to the payment of principal hereof. However, in the event that Holder does not exercise in full the Common Stock Purchase Option (as defined in the Securities Purchase Agreement) on or prior to the expiration date thereof, the Company shall have the right to prepay the full amount of outstanding principal and accrued interest of this Note upon thirty (30) days' notice not later than one hundred-eighty (180) days from expiration of the unexercised Common Stock Purchase Option, and Holder shall lose its Conversion Right with respect to the full amount prepaid.

          (e) Subject to the mandatory conversion provisions of Section 3 (or earlier exercise of the Conversion Right), payments of principal and interest on this Note shall be made by check sent to the Holder's address set forth above or to such other address as the Holder may designate for such purpose from time to time by written notice to the Company, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

          (f) Subject to the mandatory conversion provisions of Section 3 (or earlier exercise of the Conversion Right), the obligations to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever. The Company hereby expressly waives demand and presentment for payment, notice of non-payment, notice of dishonor, protest, notice of protest, bringing of suit and diligence in taking any action to collect any amount called for hereunder, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission with respect to the collection of any amount called for hereunder.

     2. Ranking of Note.

          (a) The Company covenants and agrees that the indebtedness represented by this Note, together with the indebtedness represented by the Note dated December 4, 1997 also issued by the Company to the Holder (the AFirst Note") and the payment of principal and interest on this Note and the First Note when due shall be expressly senior to any and all indebtedness of the Company and any subsidiary except for indebtedness of the Company relating to the purchase of equipment and machinery pursuant to a written business plan approved in advance by the Holder (the ABusiness Plan"). The term Aindebtedness" shall mean (A) any liability of the Company (x) for borrowed money, (y) evidenced by a note, debenture, bond or other instrument of indebtedness (including, without limitation, a purchase money obligation), including any given in connection with the acquisition of property, assets or service, or (z) for the payment of rent or other amounts relating to capitalized lease obligations; (B) any liability of others which the Company has guaranteed or which is otherwise its legal liability; and (C) any modification, renewal, extension, replacement or refunding of any such liability; provided, that indebtedness does not include unsecured trade credit.

          (b) Nothing contained in this Note is intended to or shall impair, as between the Company, its creditors, and the holder of this Note, the obligation of the Company, which is absolute and unconditional, to pay to the Holder the principal of and interest on this Note as and when the same shall become due and payable in accordance with its terms, or affect the relative rights of the Holder and the creditors of the Company, nor shall anything herein or therein prevent the Holder from exercising all remedies otherwise permitted by applicable law upon default under this Note.

          (c) Upon any payment or distribution of assets of the Company referred to in this Note, the Holder shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any such dissolution, winding up, liquidation or reorganization proceeding affecting the affairs of the Company is pending, or upon a certificate of the liquidating trustee or agent or other person making any payment or distribution to the Holder for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holder of any other indebtedness of the Company, the amount thereof or payable thereon, the amount paid or distributed thereon and all other facts pertinent thereto or to this Note.

     3. Conversion.

          (a) Conversion Right. The Holder shall have the right (the "Conversion Right"), at any time after December 3, 1999 and prior to the Maturity Date, on the terms set forth in this Section 3, to convert the outstanding principal balance, and all accrued interest at the time of conversion, of this Note into a number of shares of the Company's common stock, par value $.001 per share, (the "Common Stock") determined by dividing the principal amount and accrued interest so converted (the "Conversion Amount") by $2.85 (as adjusted in accordance herewith, the AConversion Price"). The Conversion Price and the number of shares of Common Stock issuable upon conversion of this Note are subject to adjustment as hereafter provided.

          (b) Mandatory Conversion. So long as an Event of Default has not occurred, the Holder shall be required to exercise the Conversion Right upon the Maturity Date for the full amount of shares of Common Stock then subject to the Conversion Right.

          (c) To exercise the Conversion Right, the Holder, on or before the Maturity Date, shall deliver to the Company, at its office at 611 Broadway, Suite 308, New York, New York 10012, or at such other place as is designated in writing by the Company, a notice (the "Conversion Notice") stating that the Holder is exercising the Conversion Right, the intended Conversion Amount and the name or names in which the Holder wishes the certificates for shares of Common Stock to be issued. The Conversion Notice, once given, shall be irrevocable; provided, however, that a Conversion Notice given after notice of a proposed Conversion Event may be made expressly conditional upon the consummation of such Conversion Event, in which event the Conversion Right shall be deemed to have been exercised if and only if such Conversion Event is actually consummated. The Conversion Amount, unless equal to the maximum amount eligible for conversion, shall be an integral multiple of $1,000 and, if the Conversion Notice (i) shall specify a desired Conversion Amount other than an amount permitted by the foregoing, the Conversion Amount shall be equal to the greatest amount so permitted which does not exceed the amount stated in the Conversion Notice, or (ii) does not specify a desired Conversion Amount, the Conversion Amount shall be equal to the maximum permitted Conversion Amount.

          (d) Upon exercise of the Conversion Right (or in the case of the exercise of a Conversion Right made expressly conditional upon the occurrence of a Conversion Event, the consummation of such Conversion Event), the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise (the "Conversion Shares"), notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Conversion Shares shall not then have been actually delivered to the Holder. As soon as practicable after exercise of the Conversion Right, the Company shall issue and deliver to the Holder a certificate or certificates for the Conversion Shares issuable upon such exercise registered in the name of the Holder or its designee; provided, that the Company, by notice given to the Holder promptly after receipt of the Conversion Notice, may require the Holder, as a condition to the delivery of such certificate or certificates, to present this Note to the Company for the placement hereon of a legend indicating that the Conversion Right has been exercised and of the Conversion Amount, and this Note (unless thereby paid in full) shall be immediately returned to the Holder. In the event the Conversion Right is not exercised with respect to the entire outstanding principal balance of this Note, interest shall accrue thereafter only on the remaining outstanding principal balance under this Note.

          (e) The issuance of any shares or other securities upon the exercise of the Conversion Right, and the delivery of certificates or other instruments representing such shares or other securities, shall be made without charge to the Holder for any tax (other than income taxes, if any) or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

          (f) The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the Conversion Right, such number of shares of Common Stock as shall, from time to time, be sufficient for the exercise of the Conversion Right in full. The Company covenants that all shares of Common Stock issuable upon exercise of the Conversion Right shall be validly issued, fully paid, nonassessable, and free of preemptive rights.

     4. Adjustments to Conversion Rate.

          (a) In case the Company shall at any time after the date this Note is first issued (i) declare a dividend on the outstanding Common Stock payable in shares of its capital stock, (ii) subdivide the outstanding Common stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then, in each case, the Conversion Price, and the number and kind of shares issuable upon conversion of this Note, in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination, or reclassification, shall be proportionately adjusted so that the Holder after such time shall be entitled to receive the aggregate number and kind of shares which, if the Conversion Right had been exercised immediately prior to such time, it would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination, or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

          (b) In case the Company shall issue or fix a record date for the issuance to all holders of Common Stock of rights, options, or warrants to subscribe for or purchase Common Stock (or securities convertible into or exchangeable for Common Stock) at a price per share (or having a conversion or exchange price per share, if a security convertible into or exchangeable for Common Stock) less than the Current Market Price (as hereinafter defined) per share of Common Stock on such record date, then, in each case, the number of shares of Common Stock into which this Note shall be convertible after such record date shall be determined by multiplying the number of shares of Common Stock into which this Note was theretofore convertible by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible or exchangeable securities so to be offered are initially convertible or exchangeable) and the denominator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered (or the aggregate initial conversion or exchange price of the convertible or exchangeable securities so to be offered) would purchase at such Current Market Price. Such adjustment shall become effective at the close of business on such record date; provided, however, that, to the extent the shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) are not delivered, the number of shares of Common Stock issuable upon conversion of this Note shall be readjusted after the expiration of such rights, options, or warrants (but only with respect to any portion of this Note converted after such expiration), to the number of shares which would have been issuable upon conversion of this Note had the adjustments made upon the issuance of such rights, options, or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) actually issued. In case any subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error. Shares of Common Stock owned by or held for the account of the Company or any majority-owned subsidiary shall not be deemed outstanding for the purpose of any such computation.

          (c) In case the Company shall distribute to all holders of Common Stock (including any such distribution made to the stockholders of the Company in connection with a consolidation or merger in which the Company is the continuing corporation) evidences of its indebtedness or assets (other than cash dividends or distributions and dividends payable in shares of Common Stock), or rights, options, or warrants to subscribe for or purchase Common Stock, or securities convertible into or exchangeable for shares of Common Stock (excluding those with respect to the issuance of which an adjustment is provided for pursuant to Section 4(b) of this Note), then, in each case, the number of shares of Common Stock into which this Note shall be convertible shall be determined by multiplying the number of shares of Common Stock into which this Note was convertible immediately prior to the record date for the determination of stockholders entitled to receive such distribution by a fraction, the numerator of which shall be the Current Market Price per share of Common Stock on such record date, and the denominator of which shall be such Current Market Price per share of Common Stock less the fair market value (as reasonably determined in good faith by the board of directors of the Company) of the portion of the evidences of indebtedness or assets so to be distributed, or of such rights, options, or warrants or convertible or exchangeable securities, applicable to one share. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of such distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

          (d) In case the Company shall issue shares of Common Stock or rights, options, or warrants to subscribe for or purchase Common Stock, or securities convertible into or exchangeable for Common Stock (excluding shares, rights, options, warrants, or convertible or exchangeable securities issued or issuable (i) in a private placement of shares or convertible securities of up to $6,000,000 provided that the Company shall consult with Holder with respect to such issuance or in private placements of shares or convertible securities over the $6,000,000 amount if Holder has approved such transaction, (ii) in any of the transactions with respect to which an adjustment is provided for pursuant to Sections 4(a), (b) or
     (c) of this Note, or (iii) upon
     conversion of this Note or the First Note or exercise of the Common Stock Purchase Option and Warrant issued pursuant to the Securities Purchase Agreement or exercise or conversion of any other options, warrants or securities outstanding on the date hereof) at a price per share (determined, in the case of such rights, options, warrants, or convertible or exchangeable securities, by dividing (x) the total amount received or receivable by the Company in consideration of the sale and issuance of such rights, options, warrants, or convertible or exchangeable securities, plus the minimum aggregate consideration payable to the Company upon exercise, conversion, or exchange thereof, by (y) the maximum number of shares covered by such rights, options, warrants, or convertible or exchangeable securities) lower than the Current Market Price per share of Common Stock in effect immediately prior to such issuance, then the number of shares of Common Stock into which this Note shall be convertible shall be determined by multiplying the number of shares of Common Stock into which this Note was convertible immediately prior to such issuance by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding immediately after such issuance and the denominator of which shall be an amount equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issuance, plus (B) the quotient obtained by dividing the consideration received by the Company upon such issuance by such Current Market Price. For the purposes of such adjustments, the maximum number of shares which the holders of any such rights, options, warrants, or convertible or exchangeable securities shall be entitled to initially subscribe for or purchase or convert or exchange such securities into shall be deemed to be issued and outstanding as of the date of such issuance, and the consideration received by the Company therefor shall be deemed to be the consideration received by the Company for such rights, options, warrants, or convertible or exchangeable securities, plus the minimum aggregate consideration or premiums stated in such rights, options, warrants, or convertible or exchangeable securities to be paid for the shares covered thereby. No further adjustment shall be made as a result of the actual issuance of shares of Common Stock on exercise of such rights, options, or warrants or on conversion or exchange of such convertible or exchangeable securities. On the expiration or the termination of such rights, options, or warrants, or the termination of such right to convert or exchange, the number of shares of Common Stock issuable upon conversion of this Note shall be readjusted to such number of shares as would have been issuable had the adjustments made upon the issuance of such rights, options, warrants, or convertible or exchangeable securities been made upon the basis of the delivery of only the number of shares of Common Stock actually delivered upon the exercise of such rights, options, or warrants or upon the conversion or exchange of any such securities; and on any change of the number of shares of Common Stock deliverable upon the exercise of any such rights, options, or warrants or conversion or exchange of such convertible or exchangeable securities or any change in the consideration to be received by the Company upon such exercise, conversion, or exchange, including, but not limited to, a change resulting from the antidilution provisions thereof, the number of shares of Common Stock issuable upon conversion of this Note, as then in effect, shall forthwith be readjusted to such number of shares as would have been issuable had an adjustment been made upon the issuance of such rights, options, or warrants not exercised prior to such change, or securities not converted or exchanged prior to such change, on the basis of such change. In case the Company shall issue shares of Common Stock or any such rights, options, warrants, or convertible or exchangeable securities for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then the "price per share" and the

     "consideration received by the Company" for purposes of the first sentence of this Section 4(d) shall be as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error. Shares of Common Stock owned by or held for the account of the Company or any majority-owned subsidiary shall not be deemed outstanding for the purpose of any such computation.

          (e) For the purpose of any computation under this Section 4, the Current Market Price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the 30 consecutive trading days immediately preceding the date in question. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the closing bid price regular way, in either case on the principal national securities exchange (including, for purposes hereof, the NASDAQ National Market System) on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the highest reported bid price for the Common Stock as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or a similar organization if NASDAQ is no longer reporting such information or if the Common Stock is not reported on NASDAQ, as quoted on the OTC Bulletin Board. If on any such date the Common Stock is not listed or admitted to trading on any national securities exchange and is not quoted by NASDAQ or any similar organization, the fair value of a share of Common Stock on such date, as reasonably determined in good faith by the board of directors of the Company shall be used. The foregoing provisions shall also be applied to determine the Current Market Price of any shares of capital stock of the Company issued by the Company by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the surviving corporation).

          (f) No adjustment in the number of shares of Common Stock into which this Note is convertible shall be required unless such adjustment would require an increase or decrease of at least 1/20th of a share in the number of shares of Common Stock into which this Note is convertible; provided, however, that any adjustments which by reason of this Section 4(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

          (g) Upon each adjustment to the number of shares of Common Stock issuable upon conversion of this Note as a result of the calculations made in Sections 4(b), (c) and (d) hereof, the Conversion Price shall simultaneously be adjusted to the price obtained by multiplying the Conversion Price in effect immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of Common Stock into which this Note was convertible immediately prior to such adjustment and the denominator of which shall be the number of shares of Common Stock into which this Note is convertible immediately after such adjustment.

          (h) Whenever there shall be an adjustment as provided in this Section 4, the Company shall promptly cause written notice thereof to be sent to the Holder, which notice shall be accompanied by an officer's certificate setting forth the number of Conversion Shares issuable upon the exercise of the Conversion Right and the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which officer's certificate shall be conclusive evidence of the correctness of any such adjustment absent manifest error.

          (i) The Company shall not be required to issue fractions of shares of Common Stock or other capital stock of the Company upon the exercise of the Conversion Right. If any fraction of a share would be issuable on any exercise of the Conversion Right (or specified portions thereof), the Company shall purchase such fraction for an amount in cash equal to the same fraction of the Current Market Price of such share of Common Stock or other capital stock on the date of exercise of the Conversion Right.

     5. Registration Rights.

     The Holder and any holder of Conversion Shares issuable upon conversion of this Note shall have registration rights with respect to the Conversion Shares as provided with respect to the Company Common Stock pursuant to the Securities Purchase Agreement.

     6. Covenants.

     The Company covenants and agrees with the Holder that, so long as any amount remains unpaid on the Note, unless the prior written consent of the Holder in its discretion is obtained, the Company:

          (a) Shall not create, incur or suffer to exist, or permit any subsidiary to create, incur or suffer to exist, any indebtedness except (i) the indebtedness represented by this Note (or any other Note issued pursuant to the Securities Purchase Agreement), (ii) any other indebtedness of the Company outstanding on the date hereof, (iii) capital lease obligations of the Company outstanding on the date hereof and any subsequent capital lease obligations pursuant to a Business Plan of the Company as agreed to by the Holder, and (iv) purchase money indebtedness incurred by the Company pursuant to the Business Plan of December, 1997 annexed hereto.

          (b) Shall not create, incur or suffer to exist, or permit any subsidiary to create, incur or suffer to exist, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind on any of its property or assets (collectively, ALiens"), except (i) Liens for taxes not yet due or contested in good faith with appropriate reserves maintained on the books of the Company or a subsidiary, (ii) carriers', warehousemen's, mechanics', and similar Liens arising in the ordinary course of business which are not overdue for more than 90 days or are being contested in good faith, (iii) easements, rights of way, zoning restrictions, and similar Liens on real property, which in the aggregate are not material and do not materially detract from the use of such property, (iv) Liens for indebtedness permitted to be incurred or in existence under Section 6(a).

          (c) Shall not pay any dividend or make any distribution on, or purchase, redeem, or retire, any shares of its capital stock or any warrants, options, or other rights to reacquire any such shares other than dividends payable solely in shares of its capital stock.

          (d) Shall not change, or permit any subsidiary to change, its primary line of business.

          (e) Shall not, and shall not permit any subsidiary to, (i) enter into any merger or consolidation (other than a merger between the Company and any subsidiary in which the Company is the surviving corporation or a merger pursuant to which the Company reincorporates in the State of Delaware), (ii) liquidate, wind up its affairs or dissolve, or (iii) except in the ordinary course of business, convey, sell, lease, transfer or otherwise dispose of, or purchase or acquire, any business, assets, capital stock or other property.

          (f) Shall not, and shall not permit any subsidiary, directly or indirectly, to enter into any transaction with or for the benefit of an Affiliate (other than reasonable compensation for services as an officer, director or employee).

          (g) Shall not, and shall not permit any subsidiary to, in any manner increase the compensation of its existing officers and directors from the levels in effect on the date of issuance of this Note, except that this restriction shall not apply to (1) performance bonuses which may be payable to current executives pursuant to existing written employment agreements,
     (2) compensation increases to executives earning less than $150,000 per year or (3) compensation increases to executives earning $150,000 or more per year if such increases are not greater than 5% in the aggregate for all such executives in any calendar year during the term hereof.

          (h) Shall not file for or conduct a public offering of any securities pursuant to the Act.

          (i) Shall deliver to the Holder the financial statements referred to in Section 5.b of the Securities Purchase Agreement.

          (j) Shall consult with the Holder as to the periodic preparation of Business Plans for the Company and as to any funding requirements of the Company in addition to those referred to in the Securities Purchase Agreement.

          (k) Shall not issue any shares of preferred stock.

     In addition, during the term of this Note, the Company covenants and agrees that:

          (l) Without the prior consent of Holder, which shall not be unreasonably withheld, the Company's budgeted and actual expenses for content production shall not exceed ten percent (10%) of the Company's operating expenses for any year during the term of this Note.

          (m) Without the prior consent of Holder, which shall not be unreasonably withheld, the Company's operating and capital expenses in each year during the term of this Note shall not exceed the expenses set forth in the applicable Business Plan for that year, as approved in advance by Holder.

          (n) Without the prior consent of Holder, which shall not be unreasonably withheld, no additional executive employees shall be hired, retained or employed by the Company.

          (o) Without the prior consent of Holder, which shall not be unreasonably withheld, the Company shall not conduct any private placement for the sale of, or sell, any Common Stock in excess of that permitted in
     Section 5.2(b) of the Securities Purchase Agreement.

     7. Events of Default.

                  The occurrence of any of the following events shall constitute an event of default (an AEvent of Default"):

          (a) A material default in the performance, or a breach, of any of the covenants of the Company contained in Section 6 of this Note or Section 6 of the First Note.

          (b) A default in the performance, or a breach, of any other covenant or agreement of the Company in this Note or the First Note and the continuance of such default or breach for a period of ten (10) days after receipt of notice from the Holder as to such breach.

          (c) A default or event of default which remains uncured following any applicable cure period shall have occurred with respect to any indebtedness of the Company or subsidiary in an amount greater than $250,000.

          (d) A final judgment or judgments for the payment of money in excess of $250,000 in the aggregate shall be rendered by one or more courts, administrative or arbitral tribunals or other bodies having jurisdiction against the Company and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and the Company shall not, within such 60-day period, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

          (e) The entry of a decree or order by a court having jurisdiction adjudging the Company or any subsidiary a bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any subsidiary, under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, and the continuance of any such decree or order unstayed and in effect for a period of 60 days; or the commencement by the Company or any subsidiary of a voluntary case under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency, or other similar law, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under federal bankruptcy law or any other applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any subsidiary in furtherance of any such action.

          (f) Peter Yunich shall no longer be employed as the chief executive officer of the Company other than due to his death, disability or termination at the request of Holder.

     8. Remedies Upon Default.

          (a) Upon the occurrence of an Event of Default referred to in Section 7, the Holder, by notice in writing given to the Company, may declare the entire principal amount then outstanding of, and the accrued interest on, this Note to be due and payable immediately, and upon any such declaration the same shall become and be due and payable immediately, without presentation, demand, protest or other formalities of any kind, all of which are expressly waived by the Company.

          (b) The Holder may institute such actions or proceedings in law or equity as it shall deem expedient for the protection of its rights and may prosecute and enforce its claims against all assets of the Company, and in connection with any such action or proceeding shall be entitled to receive from the Company payment of the principal amount of this Note plus accrued interest to the date of payment plus reasonable expenses of collection, including, without limitation, attorneys' fees and expenses or the Holder may proceed to enforce the provisions of the Security Agreement described in Section 9 either simultaneously or in such order as the Holder shall elect.

     9. Security.

     This Note is secured by that certain Pledge and Security Agreement of even date herewith made by the Company to the Holder (the ASecurity Agreement"), pursuant to which the Company has granted to the Holder a first priority lien upon and security interest in certain property more particularly described in the Security Agreement. All of the covenants, conditions, provisions and agreements contained in the Security Agreement are by this reference incorporated herein and made a part hereof.

     10. Transfer.

          (a) Any Notes issued upon the transfer of this Note shall be numbered and shall be registered in a Note Register as they are issued. The Company shall be entitled to treat the registered holder of any Note on the Note Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Note on the part of any other person, and shall not be liable for any registration or transfer of Notes which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. This Note shall be transferable only on the books of the Company upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Note or Notes to the person entitled thereto. This Note may be exchanged, at the option of the Holder thereof, for another Note, or other Notes of different denominations, of like tenor and representing in the aggregate a like principal amount, upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have no obligation to cause Notes to be transferred on its books to any person if, in the opinion of counsel to the Company, such transfer does not comply with the provisions of the Act and the rules and regulations thereunder.

          (b) The Holder acknowledges that it has been advised by the Company that neither this Note nor the Conversion Shares have been registered under the Act, that the Note is being or has been issued and the Conversion Shares may be issued on the basis of the statutory exemption provided by
     Section 4(2) of the Act or Regulation D promulgated thereunder, or both, relating to transactions by an issuer not involving any public offering, and that the Company's reliance thereon is based in part upon the representations made by the original Holder in the Securities Purchase Agreement. The Holder acknowledges that it has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Act and the rules and regulations thereunder on the transfer of securities. In particular, the Holder agrees that no sale, assignment or transfer of the Note or Conversion Shares shall be valid or effective, and the Company shall not be required to give any effect to any such sale, assignment or transfer, unless (i) the sale, assignment or transfer of the Note or Conversion Shares is registered under the Act, or (ii) the Note or Conversion Shares are sold, assigned or transferred in accordance with all the requirements and limitations of Rule 144 under the Act, it being understood that Rule 144 is not available at the time of the original issuance of this Note for the sale of the Note or the Conversion Shares and that there can be no assurance that Rule 144 sales will be available at any subsequent time, or (iii) such sale, assignment, or transfer is otherwise exempt from registration under the Act.

          (c) Unless registered pursuant to the provisions of Section 5 hereof, or otherwise, the Conversion Shares issued upon exercise of the Conversion Right shall be subject to a stop transfer order and the certificate or certificates evidencing such Conversion Shares shall bear the following legend:

               "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE AACT") OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE

          HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS."

     11. Miscellaneous.

          (a) Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail or similar overnight delivery or courier service or delivered (in person or by telecopy, telex or similar telecommunications equipment) against receipt to the party to whom it is to be given, (i) if to the Company, at its address at 611 Broadway, Suite 308, New York, New York 10012, Attention: James S. Hatch, Secretary, (ii) if to the Holder, at its address set forth on the first page hereof; or (iii) in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 11(a). Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof. Any notice given by other means permitted by this
     Section 11(a) shall be deemed given at the time of receipt thereof.

          (b) Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note (and upon surrender of this Note, if mutilated), and upon reimbursement of the Company's reasonable incidental expenses, the Company shall execute and deliver to the Holder a new Note of like date, tenor and denomination. In the case of a lost or stolen Note, the Company may require the Holder to execute an indemnity agreement.

          (c) No course of dealing and no delay or omission on the part of the Holder in exercising any right or remedy shall operate as a waiver thereof or otherwise prejudice the Holder's rights, powers or remedies. No right, power or remedy conferred by this Note upon the Holder shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise, and all such remedies may be exercised singly or concurrently.

          (d) This Note may be amended only by a written instrument executed by the Company and the Holder hereof. Any amendment shall be endorsed upon this Note, and all future Holders shall be bound thereby.

          (e) This Note has been negotiated and consummated in the State of New York and shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles governing conflicts of law.

          (f) The Company irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Note, any document or instrument delivered pursuant to, in connection with or simultaneously with this Note, or a breach of this Note or any such document or instrument. In any such action or proceeding, the Company waives personal service of any summons, complaint or other process and agrees that service thereof may be made in accordance with Section 11(a). Within 30 days after such service, or such other time as may be mutually agreed upon in writing by the attorneys for the parties to such action or proceeding, the Company shall appear or answer for the parties to such action or proceeding, the Company shall appear or answer such summons, complaint, or other process. Should the Company so served fail to appear or answer within such 30-day period or such extended period, as the case may be, the Company shall be deemed in default and judgment may be entered against the Company for the amount as demanded in any summons, complaint or other process so served.

     IN WITNESS WHEREOF, the Company has caused this Note to be executed and dated the day and year first above written.

                                            AMERICAN INTERACTIVE MEDIA, INC.

                                            By: _______________________________
                                                Name:
                                                Title: